UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 14, 2010

THE JONES GROUP INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)
1411 Broadway New York, New York 10018 (Address of principal executive offices)
(212) 642-3860 (Registrant's telephone number, including area code)
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2010, The Jones Group Inc. (the "Company") announced that effective as of January 1, 2011, Sidney Kimmel, the Company's founder and Chairman, will no longer serve as the Company's executive Chairman but will continue to serve as the non-executive Chairman of the Board of Directors of the Company. A copy of the press release announcing this change is furnished herewith as Exhibit 99.1.

On December 15, 2010, the Company entered into a Transition Agreement with Mr. Kimmel, which terminates his employment agreement with the Company (previously filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the nine months ended October 1, 2000), effective as of December 31, 2010.  The Transition Agreement provides, among other things, that commencing January 1, 2011, Mr. Kimmel shall serve as the non-executive Chairman of the Board and shall receive: (i) annual retainers, meeting attendance fees, restricted stock awards, and such other compensation payable in such amounts and at such times as provided under plans and policies generally applicable to non-management directors; and (ii) continuation of medical and dental coverage for Mr. Kimmel and his spouse, under the Company's group policy or otherwise, during the lifetimes of Mr. Kimmel and his spouse, for which Mr. Kimmel shall reimburse the Company the full amount of the coverage premiums. Under the Transition Agreement, Mr. Kimmel agreed that certain covenants and restrictions under his employment agreement, including those relating to competition, recruitment and confidential information, will continue in force and effect until Mr. Kimmel's death.

The foregoing summary of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the change in Mr. Kimmel's position described above, on December 14, 2010, the Board of Directors of the Company approved amendments to the Company's Amended and Restated By-Laws, to take effect on January 1, 2011. The amendments were adopted primarily to eliminate the executive officer position of Chairman of the Company. They also provide that special meetings of shareholders may be called only by the Chief Executive Officer or the Board of Directors, special meetings of the Board of Directors may be called only by the Chairperson of the Board of Directors or by a majority of the Directors then in office, and the Chairperson of the Board of Directors shall preside at all meetings of the Board of Directors. The amendments also effect certain other technical and conforming changes.

The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-laws of the Company, which are filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended and Restated By-laws.
10.1	Transition Agreement between Sidney Kimmel and The Jones Group Inc. dated December 15, 2010.+
99.1	Press release of the Registrant dated December 15, 2010.+

__________________________
+ Management contract or compensatory plan or arrangement.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES GROUP INC. (Registrant) By: /s/ Ira M. Dansky Ira M. Dansky Executive Vice President, General Counsel and Secretary

 Date: December 15, 2010

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated By-laws.
10.1	Transition Agreement between Sidney Kimmel and The Jones Group Inc. dated December 15, 2010.+
99.1	Press release of the Registrant dated December 15, 2010.+

__________________________
+ Management contract or compensatory plan or arrangement.

4